EXHIBIT 10.04

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, WHICH OPINION SHALL BE REASONABLY ACCEPTABLE TO THE ISSUER.

PURSUANT TO THE TERMS OF SECTIONS 1 AND 2 OF THIS CONVERTIBLE DEBENTURE, ALL OR A PORTION OF THIS CONVERTIBLE DEBENTURE MAY HAVE BEEN REDEEMED OR CONVERTED, AND THEREFORE THE ACTUAL PRINCIPAL AMOUNT OUTSTANDING REPRESENTED BY THIS CONVERTIBLE DEBENTURE MAY BE LESS THAN THE AMOUNT SET FORTH ON THE FACE HEREOF.

BLACKSANDS PETROLEUM, INC.

5% Convertible Debenture

Original Issue Date: June 6, 2014

A-1	$1,500,000.00

In consideration of the receipt of $1,500,000, the undersigned, Blacksands Petroleum, Inc., a Nevada corporation (the “Issuer”), hereby promises to pay, in accordance with the Subscription Agreement (the “Subscription Agreement”), dated as of June 6, 2014, by and between Issuer and Pacific LNG Operations Ltd. (“Holder”), on June 6, 2017 (the “Maturity Date”), the principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) (the “Principal Amount”), unless this debenture (“Debenture”) is earlier converted or repaid in accordance with Sections 1 or 2, and interest shall accrue hereon from the date hereof and be payable as provided herein, unless earlier converted or repaid in accordance with Sections 1 or 2 hereof.

This Debenture is the convertible debenture referred to in the Subscription Agreement and is entitled to the benefits thereof, and is subject to conversion as set forth in Sections 1.2 and Section 2 hereof. This Debenture, and all representations, warranties, covenants and agreements contained in the Subscription Agreement, shall be binding upon Issuer and its successors and assigns.

1. Terms of the Debenture.

1.1 Interest; Interest Rate; Repayment.

(a) This Debenture shall bear interest at the rate of five percent (5%) (the “Interest Rate”) per annum based on a 360-day year. Interest shall be payable in arrears semi-annually on October 31 and April 30, commencing on October 31, 2014.

(b) All monetary payments to be made by Issuer hereunder shall be made in lawful money of the United States by wire transfer of immediately available funds by wire, in accordance with instructions to be provided by the Holder to the Issuer on or before October 15, 2014.

(c) If all or a portion of the principal amount of this Debenture or any interest payable thereon shall not be repaid when due, and the failure to make such payment continues for at least 10 days, then such overdue amounts shall bear interest at a rate of seven percent (7%) per annum from the date of such non-payment until such amount is paid in full.

(d) The Issuer shall have the right, at any time on or after October 31, 2014, to prepay some or all the outstanding principal amount, plus all accrued but unpaid interest on the principal amount being repaid, upon not less than 30 days prior written notice to the Holder (the “Prepayment Notice”). Such Prepayment Notice shall specify the date fixed for repayment and the principal and interest amount which is to be paid. The Holder shall not be required to surrender this Debenture in order for the Issuer to effect a prepayment hereunder; provided, however, that in the event that this Debenture is repaid in full, the Holder shall deliver this Debenture to the Issuer for cancellation within a reasonable time after such repayment. Notwithstanding anything to the foregoing, the Holder shall have the right to convert this Debenture pursuant to Section 2 after receipt of the Prepayment Notice and before the date of repayment.

1.2 Rights Upon Merger, Consolidation, Etc. If, at any time, Issuer proposes to consolidate with, or merge into, another corporation or entity, or to effect any sale or conveyance to another corporation or other entity of all or substantially all of the assets of Issuer, or effect any other corporate reorganization, in which the stockholders of Issuer immediately prior to such consolidation, merger, reorganization or sale would own capital stock of the entity surviving such merger, consolidation, reorganization or sale representing less than fifty (50%) percent of the combined voting power of the outstanding securities of such successor or combined entity immediately after such consolidation, merger, reorganization or sale (a “Liquidation Event”), then the holder of this Debenture shall have the right, upon the occurrence of the Liquidation Event, to convert this Debenture into the kind and amount of shares of stock and other securities and property receivable upon such Liquidation Event by a holder of the number of shares of common stock of the Company into which such shares of Series B Preferred Stock (as hereinafter defined) issuable upon conversion of this Debenture might have been converted immediately prior to such Liquidation Event.

2. Conversion.

2.1 Optional Conversion. Subject to the terms of this Section 2, the Holder shall have the right, but not the obligation, at any time prior to June 6, 2015, to convert all or any portion of the outstanding Principal Amount and/or accrued interest due and payable into fully paid and nonassessable shares of the Company’s Series B Convertible Preferred Stock (the “Series B Preferred Stock”) at the Conversion Price. The shares of Series B Preferred Stock to be issued upon such conversion are herein referred to as the “Conversion Shares.” The “Conversion Price” shall mean $1.00 per share of Series B Preferred Stock.

2.2 Mechanics of Holder’s Conversion. This Debenture will be converted by the Holder in part from time to time after the Issue Date, by submitting to the Issuer a Notice of Conversion (by facsimile or other reasonable means of communication dispatched on the Conversion Date (as hereinafter defined) prior to 6:00 p.m., New York, New York time). On each Conversion Date and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount and accrued interest as entered in its records and shall provide written notice thereof to the Issuer on the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied to Issuer in accordance with the provisions hereof shall be deemed a Conversion Date (the “Conversion Date”). A form of Notice of Conversion to be employed by the Holder is annexed hereto as Exhibit A. Pursuant to the terms of the Notice of Conversion, Issuer will issue a certificate representing the Conversion Shares to the Holder by physical delivery within five (5) business days after receipt by Issuer of the Notice of Conversion. In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by Issuer of the Notice of Conversion. The Holder shall be treated for all purposes as the record holder of such Series B Preferred Stock, unless the Holder provides Issuer written instructions to the contrary.

2.3 Conversion Mechanics.

(a) The number of shares of Series B Preferred Stock to be issued upon each conversion of this Debenture shall be determined by dividing that portion of the Principal Amount and interest to be converted, if any, by the then applicable Conversion Price.

(b) The Conversion Price and number and kind of shares or other securities to be issued upon conversion shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

(i) Reclassification, etc. If Issuer at any time shall, by reclassification or otherwise, change the Series B Preferred Stock into the same or a different number of securities of any class or classes, this Debenture, as to the unpaid Principal Amount and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Series B Preferred Stock (i) immediately prior to or (ii) immediately after such reclassification or other change at the sole election of the Holder.

2.4 Issuance of New Debenture. Upon any partial conversion of this Debenture, a new Debenture containing the same date and provisions of this Debenture shall, at the request of the Holder, be issued by the Issuer to the Holder for the principal balance of this Debenture and interest which shall not have been converted or paid.

2.5 Concerning the Shares. The shares of Series B Preferred Stock issuable upon conversion of this Debenture may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Issuer’s transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) (“Rule 144”). Until such time as the shares of Series B Preferred Stock issuable upon conversion of this Debenture have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Series B Preferred Stock issuable upon conversion of this Debenture that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.”

3. Miscellaneous.

3.1 Interest Rate. Any interest payable hereunder that is in excess of the maximum interest rate permitted under applicable law shall be reduced to the maximum interest rate permitted under such applicable law.

3.2 Notices. All notices and other communications required to be delivered hereunder shall be in accordance with the provisions in the Subscription Agreement.

3.3 Exercise of Rights. No failure on the part of a party to exercise, and no delay in exercising, any right under this Debenture, or any agreement contemplated hereby, shall operate as a waiver hereof by such party, nor shall any single or partial exercise of any right under this Debenture, or any agreement contemplated hereby, preclude any other or further exercise thereof or the exercise of any other right.

3.4 Governing Law. This Debenture shall be governed by and construed in accordance with the provisions in the Subscription Agreement.

3.5 Transferability. This Debenture shall not be transferable in any manner without the express written consent of Issuer, which consent may not withheld in Issuer’s sole discretion.

3.6 Severability. If any provision of this Debenture is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Debenture so long as this Debenture as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

3.7 Amendments. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. This Debenture can only be amended in a writing executed by the Issuer and the Holder.

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IN WITNESS WHEREOF, the Issuer has executed this Debenture on the date first above written.

BLACKSANDS PETROLEUM, INC.

By:	/s/ Rhonda Rosen
Name:	Rhonda Rosen
Title:	Interim President

EXHIBIT “A”

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert all or part of the Debenture)

The undersigned hereby converts $_________ of the principal due on June 6, 2017 under the Convertible Debenture issued by Blacksands Petroleum, Inc. (“Issuer”) dated as of June 6, 2014 into shares of Series B Preferred Stock of Issuer on and subject to the conditions set forth in Section 2 of such Debenture.

Date of Conversion:	_____________________________________________________________

Conversion Price:	_____________________________________________________________

Number of Shares To Be Delivered:	_____________________________________________________________

Signature:	_____________________________________________________________

Print Name:	_____________________________________________________________

Address:	_____________________________________________________________

_____________________________________________________________